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                                                                    EXHIBIT 28.1

                                                                  EXECUTION COPY


AMENDMENT TO THE MISCELLANEOUS RIGHTS AGREEMENT TO RELATING TO PROPORTIONAL PURCHASE RIGHTS AND CERTAIN OTHER MATTERS.


               AMENDMENT No. 1 dated as of July 25, 1997 to the Miscellaneous Rights Agreement dated as of March 20, 1996 (the "Existing Agreement") by and among Irvine Apartment Communities, Inc. (the "Company"), Irvine Apartment Communities, L.P. (the "Operating Partnership") and The Irvine Company ("The Irvine Company").

                              W I T N E S S E T H:

    WHEREAS, in accordance with Section 5.3 of the Existing Agreement the parties hereto are hereby proposing to amend the Existing Agreement as set forth below;

    WHEREAS, concurrently with the execution and delivery hereof Amendment No. 8 to the Partnership Agreement (the "Partnership Agreement Amendment") is being executed and delivered by the parties thereto which Partnership Agreement Amendment sets forth certain amendments to the Partnership Agreement which are required as a result of the amendments to be effected hereby; and

    WHEREAS, the execution and delivery of this Amendment No. 1 by the Company and the Operating Partnership has been approved by resolutions duly adopted by the Board of Directors of the Company and by the Independent Directors Committee of such Board.

    NOW, THEREFORE, the parties hereto agree as follows:

    Section 1. All terms used in this Amendment No. 1 shall have the meanings set forth in the Existing Agreement.

    Section 2. The definitions of ACP Investment Amount, DRIP Investment Amount and Maximum Investment Amount in Section 1.1 of the Existing Agreement are hereby amended to read in their entirety as follows:

    "ACP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of additional cash to be invested in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to




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the DRIP/ACP Plan minus the aggregate amount of additional cash to be so invested by all Irvine Persons (which for the avoidance of doubt includes all Original Limited Partners as defined in the Partnership Agreement) in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

    "DRIP Investment Amount" means with respect to a DRIP/ACP Investment Date the aggregate amount of dividends paid on shares of Common Stock to be reinvested in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan minus the aggregate amount of dividends on shares of Common Stock beneficially owned (whether pursuant to the DRIP/ACP Plan or otherwise) by all Irvine Persons (which for the avoidance of doubt includes this purpose all Original Limited Partners as defined in the Partnership Agreement) to be so reinvested in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan.

    "Maximum Investment Amount" means with respect to each DRIP/ACP Investment Date a dollar amount (subject to reduction as provided in Section 4.2(e) hereof) equal to (A) the DRIP/ACP Investment Amount for such DRIP/ACP Investment Date divided by a percentage (rounded to the seventh decimal place) equal to 1 minus the Purchase Percentage in effect as of the close of business on the third business day immediately preceding such DRIP/ACP Investment Date, minus (B) such DRIP/ACP Investment Amount.

    Section 3. Section 4.1 of the Existing Agreement is hereby amended by adding the following sentence as the third to last sentence of such Section:

               "Notwithstanding the foregoing provisions of this Section 4.1, the right to purchase Common Stock or Convertible Securities pursuant to this Section 4.1 shall be reduced to the extent that Irvine Persons (which for the avoidance of doubt includes all Original Limited Partners as defined in the Partnership Agreement) have exercised rights under Section 4.5.F of the Partnership Agreement to purchase L.P. Units as a result of the issuance of Common Stock or Convertible Securities that has given rise to rights under this Section 4.1.

    Section 4. Section 4.2 of the Existing Agreement is hereby amended by adding in paragraph (a) thereof the words "but subject to having received the notice referred to in paragraph (f) below" immediately following the words "DRIP/ACP Investment Date" the first time such words appear in Section 4.2(a).




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    Section 5. Section 4.2 of the Existing Agreement is hereby further amended by adding the following as new paragraphs (e) and (f) thereto:

               "(e) Notwithstanding anything in this Section 4.2 to the contrary, the Maximum Investment Amount shall be reduced to the extent Irvine Persons (which for the avoidance of doubt includes all Original Limited Partners as defined in the Partnership Agreement) have exercised rights under Section 4.8.A of the Partnership Agreement to purchase L.P. Units as a result of the issuance of newly issued shares of Common Stock pursuant to the DRIP/ACP Plan that has given rise to rights under this
    Section 4.2."
               "(f) Promptly following the close of business on the third business day preceding each DRIP/ACP Investment Date, the Irvine Persons shall give written notice to the Company of (i) the number of shares of Common Stock beneficially owned by Irvine Persons (which for the avoidance of doubt includes all Original Limited Partners as defined in the Partnership Agreement) as of such close of business (whether under the DRIP/ACP Plan or otherwise), (ii) the aggregate amount of dividends to be paid with respect to such shares, if any, which such Persons have elected to be reinvested in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan and (iii) the aggregate amount of additional cash, if any, to be invested by all such Persons in newly issued shares of Common Stock on such DRIP/ACP Investment Date pursuant to the DRIP/ACP Plan. Such notice shall be provided by The Irvine Company on behalf of all Irvine Persons so long as The Irvine Company or any of its Affiliates beneficially owns L.P. Units in the Operating Partnership (and thereafter by the Original Limited Partner (as defined in the Partnership Agreement) holding the largest Percentage Interest (as so defined) in the Operating Partnership) and such information shall be used by the Company in determining DRIP/ACP Investment Amount for purposes of the notice given by it pursuant to Section 4.2(a). In the event the notice required by this paragraph (f) is not given by the close of business in the second business day preceding a DRIP/ACP Investment Date, the Company shall determine the DRIP/ACP Investment Amount based on the following assumptions: (i) that the Irvine Persons beneficially own the number of shares of Common Stock set forth in the most recent Form 3 or 4 or Schedule 13G filed by such Persons pursuant to the




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    the Securities Exchange Act of 1934, as amended, (ii) that such Persons will reinvest pursuant to the DRIP/ACP Plan all the dividends to be paid on such number of shares of Common Stock on the applicable DRIP/ACP Investment Date and (iii) that each such Person will make on the applicable DRIP/ACP Investment Date the maximum additional cash investment permitted by the DRIP/ACP Plan to be made by such Person on such DRIP/ACP Investment Date.

    Section 6. Except as amended by this Amendment No. 1, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

    Section 7. This Amendment No. 1 shall become effective when signed by the parties to the Existing Agreement and the Partnership Agreement Amendment shall have become effective in accordance with the terms thereof and the Partnership Agreement.

    Section 8. This Amendment No. 1 shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the choice of law provisions thereof.

    Section 9. This Amendment No. 1 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year first written above.


                                    IRVINE APARTMENT COMMUNITIES, INC.



                                    By: /s/ James E. Mead
                                        ----------------------------------------
                                      Name:  James E. Mead
                                      Title: Senior Vice President and
                                             Chief Financial Officer





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                                    IRVINE APARTMENT COMMUNITIES, L.P.

                                    By:  Irvine Apartment Communities, Inc.,
                                         General Partner


                                    By: /s/ James E. Mead
                                        ----------------------------------------
                                      Name:    James E. Mead
                                      Title:   Senior Vice President and
                                               Chief Financial Officer


                                    THE IRVINE COMPANY



                                    By: /s/ Richard Pianin
                                        ----------------------------------------
                                      Name: Richard Pianin
                                      Title: Senior Vice President


                                    By: /s/ David A. Patty
                                        ----------------------------------------
                                      Name: David A. Patty
                                      Title: Chief Investment Officer



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